Exhibit 10.1

ACCELERIZE NEW MEDIA, INC.

STOCK OPTION PLAN

1.	PURPOSE

The purpose of this Accelerize New Media, Inc. Stock Option Plan (the “Plan”) is to encourage employees, directors and other individuals (whether or not employees) who render services to Accelerize New Media, Inc. (the “Company”) and its Subsidiaries (as hereinafter defined), to continue their association with the Company and its Subsidiaries by providing opportunities for them to participate in the ownership of the Company and in its future growth through the granting of options to acquire the Company’s stock (“Options”). The term “Subsidiary” as used in the Plan means a corporation or other business entity of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent (50%) or more of the total combined voting power of all classes of stock, in the case of a corporation, or fifty percent (50%) or more of the total combined interests by value, in the case of any other type of business entity.

2.	ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Board of Directors of the Company (the “Board”). The Board shall from time to time determine to whom Options shall be granted under the Plan, whether Options granted are intended to be incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”), the terms of the Options and the number of shares of Common Stock (as hereinafter defined) that may be granted under Options.

(b) If the circumstances described in Section 2(d) are applicable, the Board shall delegate to the Compensation Committee of the Board (the “Compensation Committee”) the authority of the Board to make determinations and to take actions described in this Section 2 and elsewhere in the Plan. The Board may otherwise delegate to the Compensation Committee the authority to make such determinations and to take such actions as the Board shall determine in its discretion. The Compensation Committee shall report to the Board any such determinations made and actions taken pursuant to such delegated authority.

(c) The Board shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Options granted hereunder shall be subject to the determination of the Board, which shall be final and binding. The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 5 hereof as an ISO to qualify as incentive stock options as described in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(d) For so long as Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), is applicable to the Company, each member of the Compensation Committee shall be a “non-employee director” or the equivalent within the meaning of Rule 16b-3 under the Exchange Act and, during any period that Section 162(m) of the Code is applicable to the Company, an “outside director” within the meaning of Section 162 of the Code and the regulations thereunder. With respect to persons subject to Section 16 of the Exchange Act (“Insiders”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Board or Compensation Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Board or Compensation Committee.

3.	STOCK SUBJECT TO THE PLAN

The total number of shares of capital stock of the Company that may be subject to Options under the Plan shall be 4,300,000 shares of the Company’s Common Stock, $.001 par value per share (the “Common Stock”), from either authorized but unissued shares or treasury shares. If the circumstances described in Section 2(d) are applicable, the maximum number of shares of Common Stock subject to Options that may be granted to any individual in the aggregate in any calendar year shall not exceed 2,000,000 shares. The numbers of shares stated in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 8. Shares of Common Stock subject to an Option that is not fully exercised prior to its expiration or other termination shall again become available for grant under the terms of the Plan.

4.	ELIGIBILITY

The individuals who shall be eligible to receive Option grants under the Plan shall be employees, directors and other individuals who render services to the management, operation or development of the Company or a Subsidiary and who have contributed or may be expected to contribute to the success of the Company or a Subsidiary. In determining the suitability of an individual to be granted an Option, as well as in determining the number of Options to be granted to any individual, the Board shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Board may deem relevant. ISOs shall not be granted to any individual who is not an employee of the Company or a Subsidiary that is a corporation for federal tax purposes. The term “Optionee,” as used in the Plan, refers to any individual to whom an Option has been granted.

5.	TERMS AND CONDITIONS OF OPTIONS

Every Option shall be evidenced by a written Stock Option Agreement in such form as the Board shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or an NSO and such other terms and conditions as the Board shall approve, and containing or incorporating by reference the following terms and conditions.

(a) Duration. Each Option shall expire ten years from its date of grant, provided, however, that no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary shall expire later than five (5) years from its date of grant.

(b) Exercise Price. The exercise price of each Option shall be any lawful consideration, as specified by the Board in its discretion; provided, however, that the price shall be in each case at least 100 percent of the Fair Market Value (as hereinafter defined) of the shares on the date on which the Board awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; and provided, further, that the price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least 110 percent of the Fair Market Value of the shares on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Stock Option Agreement, the “Fair Market Value” of a share of Common Stock at any particular date shall be determined according to the following rules: (i) if the Common Stock is not at the time listed or admitted to trading on a stock exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of the Common Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Stock in such market, including any market that is outside of the United States; provided, however, that if the price of the Common Stock is not so reported, the Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or (ii) if the Common Stock is at the time listed or admitted to trading on any stock exchange, including any market that is outside of the United States, or the Nasdaq Stock Market, then the Fair Market Value shall be the mean between the lowest and highest reported sale prices (or the highest reported bid price and the lowest reported asked price) of the Common Stock on the date in question on the principal exchange or the Nasdaq Stock Market, as the case may be, on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange or the Nasdaq Stock Market, as the case may be, then the most recent previous reported closing sale price of the Common Stock (or, in the Board’s discretion, the reported closing asked price) of the Common Stock on such date on the principal exchange or the Nasdaq Stock Market, as the case may be, shall be determinative of Fair Market Value.

(c) Method of Exercise.

(i) To the extent that it has become exercisable under the terms of the Stock Option Agreement, an Option may be exercised from time to time by notice acceptable to the Chief Executive Officer of the Company, or his or her delegate, stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or check payable to the Company, or, if the Stock Option Agreement so provides, other payment or deemed payment described in this Section 5(c), or by means of a “cashless exercise” as described in Section 5(c)(ii). Such notice shall be delivered in person to the Chief Executive Officer of the Company, or his or her delegate, or shall be sent by registered mail, return receipt requested, to the Chief Executive Officer of the Company, or his or her delegate, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

(ii) An Option may be exercised by means of a “cashless exercise” procedure in which a broker reasonably acceptable to the Company (a) transmits the exercise price to the Company in cash or acceptable cash equivalents, either (i) against the Optionee’s notice of exercise and the Company’s confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of shares having a fair market value equal to the exercise price, or (ii) as the proceeds of a margin loan to the Optionee; or (b) agrees to pay the exercise price to the Company in cash or acceptable cash equivalents upon the broker’s receipt from the Company of stock certificates issued in the name of the broker for at least that number of shares having a fair market value equal to the exercise price. The Optionee’s notice of exercise of an Option pursuant to a “cashless exercise” procedure must include the name and address of the broker involved, a clear description of the procedure, and such other information or undertaking by the broker as the Company shall reasonably require.

(iii) Alternatively, if so permitted by the Stock Option Agreement, payment of the exercise price may be made:

(1) In whole or in part in shares of Common Stock already owned by the Optionee or to be received upon exercise of the Option; provided, however, that such shares are fully vested and free of all liens, claims and encumbrances of any kind; and provided, further, that the Optionee may not make payment in shares of Common Stock that he acquired upon the earlier exercise of any ISO (or other “incentive stock option”), unless he has held the shares for at least two years after the date the ISO was granted and at least one year after the date the ISO was exercised. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company stock certificates registered in his or her name representing a number of shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is not greater than the exercise price, such stock certificates to be duly endorsed, or accompanied by stock powers duly endorsed, by the record holder of the shares represented by such stock certificates. If the exercise price exceeds the Fair Market Value of the shares for which stock certificates are delivered, the Optionee shall also deliver cash or a check payable to the order of the Company in an amount equal to the amount of that excess or, if the Stock Option Agreement so provides, his or her promissory note as described in paragraph (2) of this Section 5(c)(iii); or

(2) Except to the extent prohibited by applicable law, by payment in cash of the par value of the Common Stock to be acquired and by payment of the balance of the exercise price in whole or in part by delivery of the Optionee’s recourse promissory note, in a form specified by the Company, secured by the Common Stock acquired upon exercise of the Option and such other security as the Board may require.

(iv) At the time specified in an Optionee’s notice of exercise, the Company shall, without issue or transfer tax to the Optionee, deliver to him at the main office of the Company, or such other place as shall be mutually acceptable, a stock certificate for the shares as to which his or her Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in his or her notice upon tender of delivery thereof, his or her right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

(d) Exercisability. An Option may be exercised in whole or in part, to the extent and subject to the terms and conditions that the Board in its discretion may provide in the Stock Option Agreement. Such terms and conditions may include provisions for exercise within twelve (12) or fewer months after his or her death or disability (within the meaning of Section 22(e)(3)) of the Code, provided that no Option shall be exercisable after the expiration of the period described in paragraph (a) above. Except as the Board in its discretion may otherwise provide in the Stock Option Agreement, an Option shall cease to be exercisable upon the expiration of three (3) months following the termination of the Optionee’s employment with, or his or her other provision of services to, the Company or a Subsidiary, subject to paragraph (a) above and Section 9 hereof.

(e) Notice of ISO Stock Disposition. The Optionee must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date the shares were issued upon his or her exercise of the ISO.

(f) No Rights as Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of issuance of a stock certificate to him for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the stock certificate is issued, other than as required or permitted pursuant to Section 8.

(g) Transferability of Options. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable during his or her lifetime only by the Optionee, except that the Board may specify in a Stock Option Agreement that pertains to an NSO that the Optionee may transfer such NSO to a member of the Immediate Family of the Optionee, to a trust solely for the benefit of the Optionee and the Optionee’s Immediate Family, or to a partnership or limited liability company whose only partners or members are the Optionee and members of the Optionee’s Immediate Family. “Immediate Family” shall mean, with respect to any Optionee, such Optionee’s child, stepchild, spouse, son-in-law or daughter-in-law, and shall include adoptive relationships.

6.	METHOD OF GRANTING OPTIONS

The grant of Options shall be made by action of the Board at a meeting at which a quorum of its members is present, or by unanimous written consent of all its members, provided, however, that if an individual to whom a grant has been made fails to execute and deliver to the Board a Stock Option Agreement within thirty (30) days after it is submitted to him, the Option under the agreement shall be voidable by the Company at its election, without further notice to the grantee.

7.	REQUIREMENTS OF LAW

The Company shall not be required to sell or issue any shares upon the exercise of any Option if the issuance of such shares will result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended from time to time (the “Securities Act”), upon the exercise of any Option, the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the holder of the Option will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that registration is not required. Any determination in this connection by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

8.	CHANGES IN CAPITAL STRUCTURE

(a) In the event that the outstanding shares of Common Stock are hereafter exchanged for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Board in the number and kind of shares or other securities covered by outstanding Options and for which Options may be granted under the Plan. Any such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Stock Option Agreement shall be correspondingly adjusted, provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in Section 424 of the Code without the consent of the holder. Any such adjustment made by the Board shall be conclusive and binding upon all affected persons, including the Company and all Optionees.

(b) If, while unexercised Options remain outstanding under the Plan, the Company merges or consolidates with a wholly-owned Subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of common stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.

(c) Except as otherwise provided in the preceding paragraph, if the Company is merged or consolidated with another corporation, whether or not the Company is the surviving entity, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another entity while unexercised Options remain outstanding under the Plan, or if other circumstances occur in which the Board in its sole and absolute discretion deems it appropriate for the provisions of this paragraph to apply (in each case, an “Applicable Event”), then: (i) in the discretion of the Board, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive in lieu of shares of Common Stock, such stock or other securities or property as he or she would have received had he exercised the Option immediately prior to the Applicable Event; or (ii) the Board, may in its discretion, waive, generally or in one or more specific cases, any limitations imposed on exercise (including without limitation a change in any existing vesting schedule) so that some or all Options shall be exercisable from and after a date prior to the effective date of such Applicable Event, as specified by the Board in its discretion, or (iii) the Board may, in its discretion, convert some or all Options into Options to purchase the stock or other securities of the surviving corporation pursuant to such Applicable Event; or (iv) the Board may, in its discretion, convert the outstanding and unexercised options to purchase stock or other securities of any corporation into Options to purchase Common Stock, whether pursuant to the Plan or not, pursuant to an Applicable Event; or (v) the Board may, in its discretion, cancel all outstanding and unexercised Options as of the effective date of any such Applicable Event; provided, however, that notice of any cancellation pursuant to clause (v) shall be given to each holder of an Option not less than thirty (30) days preceding the effective date of such Applicable Event; and provided, further, that the Board may, in its discretion, waive, generally or in one or more specific instances, any limitations imposed on exercise (including a change in any existing vesting schedule) with respect to any Option so that such Option shall be exercisable in full or in part during such thirty (30) day period, as the Board may, in its discretion, determine.

(d) Except as expressly provided to the contrary in this Section 8, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options.

9.	FORFEITURE FOR DISHONESTY OR TERMINATION FOR CAUSE

Notwithstanding any provision of the Plan to the contrary, if the Board determines, after full consideration of the facts, that:

(a) the Optionee has been engaged in fraud, embezzlement or theft in the course of his or her employment by or involvement with the Company or a Subsidiary, has made unauthorized disclosure of trade secrets or other proprietary information of the Company or a Subsidiary or of a third party who has entrusted such information to the Company or a Subsidiary, or has been convicted of a felony or any crime that reflects negatively upon the Company; or

(b) the Optionee has violated the terms of any employment, noncompetition, nonsolicitation, confidentiality, nondisclosure or other agreement with the Company to which he is a party; or

(c) the employment or involvement with the Company or a Subsidiary of the Optionee was terminated for “cause,” as defined in any agreement with the Optionee governing his or her relationship with the Company, or if there is no such agreement, as determined by the Board, which may determine that “cause” includes among other matters the willful failure or refusal of the Optionee to perform and carry out his or her assigned duties and responsibilities diligently and in a manner satisfactory to the Board; then the Optionee’s right to exercise an Option shall terminate as of the date of such act (in the case of (a) or (b)) or such termination (in the case of (c)), the Optionee shall forfeit all unexercised Options and the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Optionee upon any previous exercise of any Option, whether then vested or unvested, at a price equal to the lower of (x) the amount paid to the Company upon such exercise or acquisition, or (y) the Fair Market Value of such shares at the time of repurchase. If an Optionee whose behavior the Company asserts falls within the provisions of the clauses above has exercised or attempts to exercise an Option prior to consideration of the application of this Section 9 or prior to a decision of the Board, the Company shall not be required to recognize such exercise until the Board has made its decision and, in the event any exercise shall have taken place, it shall be of no force and effect (and shall be void ab initio) if the Board makes an adverse determination; provided, however, that if the Board finds in favor of the Optionee then the Optionee will be deemed to have exercised the Option retroactively as of the date he or she originally gave notice of his or her attempt to exercise or actual exercise, as the case may be. The decision of the Board as to the cause of an Optionee’s discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of such Optionee by the Company. For purposes of this Section 9, reference to the Company shall include any Subsidiary.

10.	REPURCHASE RIGHTS OF THE COMPANY; CERTAIN AGREEMENTS

(a) Unless the Optionee’s Stock Option Agreement specifically provides to the contrary, the provisions of this paragraph of Section 10 shall apply to the shares of Common Stock acquired on exercise of each Option granted under the Plan during any period that such Common Stock is not admitted to trading on a stock exchange or the Nasdaq Stock Market. Shares of Common Stock acquired pursuant to an Option granted under the Plan shall not be transferred without the written consent of the Board. The Company shall have the right to repurchase all or any of such shares of Common Stock at a price equal to the Fair Market Value of the shares of Common Stock at the time of repurchase. In addition, if at the time of termination of an Optionee’s employment or other service relationship with the Company or a Subsidiary he holds an Option granted under the Plan that is by its terms exercisable after such termination, the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired pursuant to the exercise of the Option, at a price equal to that described in the preceding sentence. The Company’s right to repurchase shares of Common Stock may be exercised at any time, in the sole discretion of the Board. Nothing in the Plan shall be construed to give any person the right to require the Company to purchase any Common Stock acquired pursuant to an Option, and in any given instance the Company may take any one or more of the actions permitted under this Section 10 without taking all of them.

(b) Without limiting the foregoing, the Board may provide in an Optionee’s Stock Option Agreement that any exercise of such Option is conditioned on the Optionee’s execution of one or more agreements or other documents concerning investment intent, transfer restrictions, and such other matters as the Board may deem appropriate.

11.	MISCELLANEOUS

(a) No Guarantee of Employment or Other Service Relationship. Neither the Plan nor any Stock Option Agreement shall give an employee the right to continue in the employment of the Company or a Subsidiary or give the Company or a Subsidiary the right to require an employee to continue in employment. Neither the Plan nor any Stock Option Agreement shall give a director or other service provider the right to continue to perform services for the Company or a Subsidiary or give the Company or a Subsidiary the right to require the director or service provider to continue to perform services.

(b) Tax Withholding. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise of an Option, and as a condition to the receipt of any Common Stock the Optionee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

Without limiting the foregoing, the Board may in its discretion permit any Optionee’s withholding obligation to be paid in whole or in part in the form of shares of Common Stock by withholding from the shares to be issued or by accepting delivery from the Optionee of shares already owned by him. The Fair Market Value of the shares for such purposes shall be determined as set forth in Section 5(b). An Optionee may not make any such payment in the form of shares of Common Stock acquired upon the exercise of an ISO until the shares have been held by him for at least two years after the date the ISO was granted and at least one year after the date the ISO was exercised. If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Optionee shall deliver to the Company stock certificates registered in his or her name representing shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such stock certificates. If the Optionee is subject to Section 16(a) of the Exchange Act, his or her ability to pay his or her withholding obligation in the form of shares of Common Stock shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

(c) Use of Proceeds. The proceeds from the sale of shares pursuant to Options shall constitute general funds of the Company.

(d) Construction. All masculine pronouns used in the Plan shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. The titles of the sections of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. All other provisions of this Plan notwithstanding, this Plan shall be administered and construed so as to avoid any person who receives an Option grant incurring any adverse tax consequences under Internal Revenue Code Section 409A. The Board of Directors shall suspend the application of any provision of the Plan which could, in the sole determination of the Board of Directors, result in an adverse tax consequence to any person under Internal Revenue Code Section 409A.

(e) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws.

12.	EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

The Plan shall be effective as of _______, 2006, subject to ratification by (a) the holders of a majority of the outstanding shares of capital stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the stockholders of the Company or (b) by the written consent of the holders of a majority (or such greater percentage as may be prescribed under the Company’s charter, by-laws and applicable state law) of the capital stock of the Company entitled to vote thereon (voting as a single class), in either case within twelve months after such date. Options that are conditioned upon the ratification of the Plan by the stockholders may be granted prior to ratification. The Board may grant Options under the Plan from time to time until the close of business on __________, 2016. The Board may at any time amend the Plan; provided, however, that without approval of the Company’s stockholders there shall be no: (a) change in the number of shares of Common Stock that may be issued under the Plan, except by operation of the provisions of Section 8, either to any one Optionee or in the aggregate; (b) change in the class of persons eligible to receive Options; or (c) other change in the Plan that requires stockholder approval under applicable law. No amendment shall adversely affect outstanding Options without the consent of the Optionee. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate any Option then outstanding without the consent of the Optionee.

[Form of Stock Option Agreement]

All of the terms of this Agreement and the information herein are confidential.

This Stock Option Agreement (this “Agreement”) is made as of this        day of                                   by and between Accelerize New Media, Inc., a Delaware corporation (the “Company”), and                    (the “Optionee”).

WITNESSETH THAT:

WHEREAS, the Company has instituted the “Accelerize New Media, Inc. Stock Option Plan” (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has granted to the Optionee a stock option upon the terms and subject to the conditions of this Agreement and of the Plan (which is hereby incorporated herein); and

WHEREAS, the Board has designated this stock option [an incentive / a non-qualified] stock option in accordance with the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Optionee agree as follows:

1. Grant. Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Plan, the Company (which term shall include, unless the context otherwise clearly requires, all Subsidiaries of the Company) hereby grants to the Optionee the following option (the “Option”) to purchase from the Company the number of shares specified in Schedule 1 attached hereto of the Common Stock, $.001 par value per share (the “Common Stock”), of the Company.

2. Exercise Price and Further Conditions. (a) This Option may be exercised at the exercise price per share of Common Stock set forth in Schedule 1 attached hereto, subject to adjustment as provided herein and in the Plan.

(b) Pursuant to Section 10 of the Plan, the exercise of this Option may also be conditioned on the Optionee’s execution of certain letter agreements or other documents, including, without limitation, those expressly referred to herein.

3. Term and Exerciseability of Option. The Option may be exercised only to the extent vested from time to time. Subject to the provisions below, this Option will vest [100% on the first anniversary of the date of grant] [33⅓% on the first anniversary of the date of grant, 66⅔% on the second anniversary thereof and 100% on the third anniversary thereof].

(a) Vesting will cease upon the termination of the Optionee’s employment with the Company or any affiliate of the Company, except if such termination is involuntary and without cause (as defined in the employment agreement between the Optionee and the Company of even date herewith) then the Board shall determine whether vesting shall cease or continue.

(b) An Option that is otherwise exercisable under the Plan and this Agreement must be exercised within six months of the termination of Optionee’s employment with the Company. This Option shall expire and no longer be exercisable with respect to vested and unvested shares six months after termination of Optionee’s employment with the Company. Notwithstanding anything to the contrary above, if such termination is without cause (as defined in the employment agreement between the Optionee and the Company of even date herewith) then the Board shall determine exercisability and termination of Option.

(c) This Option shall fully vest and become exercisable immediately prior to the effective date of a Change of Control.

(d) For purposes of this Agreement, the term “Change in Control” shall mean (i) the sale of all or substantially all of the assets of the Company, (ii) the sale of more than 50% of the outstanding capital stock of the Company in a non-public sale, (iii) the dissolution or liquidation of the Company, or (iv) any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction of either (A) persons who were directors of the Company immediately prior to such transaction do not constitute at least a majority of the directors of the surviving entity, or (B) persons who hold a majority of the voting capital stock of the surviving entity are not persons who held a majority of the voting capital stock of the Company immediately prior to the transaction; provided, however, that the term “Change in Control” shall not include a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933.

(e) If the Optionee dies before this Option has been exercised in full, the executor, administrator or personal representative of the estate of the Optionee may exercise this Option as set forth in this paragraph.

[Optional 409A Safe Harbor Provision
An Option that is otherwise exercisable under the Plan and this Agreement may be exercised solely in connection with the first to occur of the following Specified Events and as further provided as follows:

(1)
If the Optionee ceases to be employed, the Option shall be exercisable as set forth in the Plan, provided, however, that (a) the Option shall not be exercisable following the December 31 after the Optionee ceases to be employed; (b) if the date the Optionee ceases to be employed occurs in December of any year, the Option shall not be exercisable during such December but, in lieu thereof, shall be exercisable during the period beginning January 1 and ending on the last day of February of the following calendar year; and (c) the Option shall be exercisable after the Optionee ceases to be employed only if such event constitutes a separation from service within the meaning of Section 409A(a)(2)(A) of the Code, applicable regulations and other authority thereunder, and any successor provision;

(2)
In connection with any change in the ownership or effective control of the Company or any affiliate thereof, or in the ownership of a substantial portion of the assets of the Company or any affiliate thereof, provided that such change constitutes a permissible distribution event under Section 409A(a)(2)(A) of the Code, applicable regulations and other authority thereunder and, further provided, that in the case of such event, the Option shall be exercisable solely within a specified period within a single calendar year that shall be announced by the Board in connection with such event;

(3)
In connection with a termination of the Plan in connection with an event specified in Prop. Treas. Reg. § 1.409A-3(h)(2)(viii) or any successor provision, in which case the Option shall be exercisable during a specified period within a single calendar year that shall be announced by the Board in connection with such event; and

(4)	At any time during the calendar year 2016 on or prior to the expiration date specified in Schedule 1.]

4. Method of Exercise. To the extent that the right to purchase shares of Common Stock is exercisable hereunder, this Option may be exercised from time to time by notice acceptable to the Company substantially in the form attached hereto as Exhibit A stating the number of shares with respect to which this Option is being exercised and accompanied by payment in full of the exercise price for the number of shares to be delivered by cash or check or by issuance of a recourse promissory note to the Company in the form specified by the Company, due and payable within one year. Any exercise of less than all the options that are vested at the time of exercise must be for a minimum of ten (10) shares. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Common Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law.

5. Nonassignability of Option Rights. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution and during the life of the Optionee, this Option shall be exercisable only by him.

6. Forfeiture for Dishonesty or Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, if the Board determines, after full consideration of the facts, that:

(a) the Optionee has been engaged in fraud, embezzlement or theft in the course of his or her employment by or involvement with the Company or a Subsidiary, has made unauthorized disclosure of trade secrets or other proprietary information of the Company or a Subsidiary or of a third party who has entrusted such information to the Company or a Subsidiary, or has been convicted of a felony or any crime that reflects negatively upon the Company; or

(b) the Optionee has violated the terms of any employment, noncompetition, nonsolicitation, confidentiality, nondisclosure or other agreement with the Company to which he is a party; or

(c) the employment or involvement with the Company or a Subsidiary of the Optionee was terminated for “cause,” as defined in any agreement with the Optionee governing his or her relationship with the Company, or if there is no such agreement, as determined by the Board, which may determine that “cause” includes among other matters the willful failure or refusal of the Optionee to perform and carry out his or her assigned duties and responsibilities diligently and in a manner satisfactory to the Board;

then the Optionee’s right to exercise this Option shall terminate as of the date of such act (in the case of (a) or (b)) or such termination (in the case of (c)), the Optionee shall forfeit the unexercised portion of this Option and the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Optionee upon any previous exercise of this Option, at a price equal to the lower of (x) the amount paid to the Company upon such exercise, or (y) the Fair Market Value of such shares at the time of repurchase. If the Company asserts that the Optionee’s behavior falls within the provisions of the clauses above and the Optionee has exercised or attempts to exercise this Option prior to consideration of the application of this Section 6 or prior to a decision of the Board, the Company shall not be required to recognize such exercise until the Board has made its decision and, in the event any exercise shall have taken place, it shall be of no force and effect (and shall be void ab initio) if the Board makes an adverse determination; provided, however, that if the Board finds in favor of the Optionee then the Optionee will be deemed to have exercised this Option retroactively as of the date he originally gave notice of his or her attempt to exercise or actual exercise, as the case may be. The decision of the Board as to the cause of the Optionee’s discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of the Optionee by the Company. For purposes of this Section 6, reference to the Company shall include any Subsidiary.

7. Confidentiality. The Optionee hereby agrees that the entire contents of this Agreement are confidential at all times, and that the Option’s exercisability is conditioned on his or her compliance with this covenant; provided, however, that the Optionee may disclose the contents of this Agreement to his or her spouse and to his or her legal and financial advisors.

8. Compliance with Securities Act. The Company shall not be obligated to sell or issue any shares of Common Stock or other securities pursuant to the exercise of this Option unless the shares of Common Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state securities laws. In the event shares or other securities shall be issued that shall not be so registered, the Optionee hereby represents, warrants and agrees that he or she will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

The Optionee further hereby agrees that as a condition to the purchase of shares upon exercise of this Option, he will, if requested, execute an agreement in a form acceptable to the Company to the effect that the shares shall be subject to any underwriter’s lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company.

9. Legends. The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Common Stock or other securities issued pursuant to any exercise of this Option may bear a legend setting forth the restrictions on their transferability described in Section 8 hereof.

10. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock or other securities covered by this Option until the date of issuance of a certificate to him or her for such shares or other securities. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued, except as required or permitted by Section 8 of the Plan.

11. Withholding Taxes. The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the “Withholding Amount”), if any, by (a) authorizing the Company and/or a Subsidiary to withhold the Withholding Amount from his or her cash compensation or (b) remitting the Withholding Amount to the Company in cash; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company in its sole and absolute discretion may refuse to issue such shares of Common Stock or may withhold from the shares of Common Stock delivered upon exercise of this Option that number of shares having a Fair Market Value, on the date of exercise, sufficient to eliminate any deficiency in the Withholding Amount.

12. Notice of Disqualifying Disposition. If this Option is an incentive stock option, the Optionee agrees to notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of the Option before the later of (i) the second anniversary of the date of grant of the Option and (ii) the first anniversary of the date the shares were issued upon his or her exercise of the Option.

13. Termination or Amendment of Plan. The Board may in its sole and absolute discretion at any time terminate or from time to time modify and amend the Plan, but no such termination or amendment will affect rights and obligations under this Option, to the extent it is then in effect and unexercised.

14. Effect Upon Employment. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company or any Subsidiary to employ or retain in its employ, or continue its involvement with, the Optionee.

15. Time for Acceptance. Unless the Optionee shall evidence his or her acceptance of this Option by executing this Agreement and returning it to the Company within thirty (30) days after its delivery to him, the Option and this Agreement shall, in the discretion of the Company, be null and void.

16. General Provisions.

16.1 Amendment; Waivers. This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and, except as otherwise permitted by the express terms of the Plan and this Agreement, it may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not adversely affect the rights of the Optionee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Optionee. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

16.2 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent provided herein and in the Plan, their respective heirs, executors, administrators, representatives, successors and assigns.

16.3 Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

16.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of New York (other than the law governing conflict of law questions) except to the extent the laws of any other jurisdiction are mandatorily applicable.

16.5 Notices. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or facsimile or sent by registered mail to the party addressed as follows, unless another address has been substituted by notice so given:

To the Optionee:	To his or her address as listed on the books of the Company

To the Company:	6477 HWY 93 South
Suite 303
Whitefish, MT 59937
Attention: Brian Ross
Facsimile: (406) 862-2162

and

with a copy to:	Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Attention: Jonathan Dubitzky, Esq.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Optionee has executed this Agreement and the Company has caused this Agreement to be executed by its officer thereunto duly authorized, all as of the date first set forth above.

ACCELERIZE NEW MEDIA, INC.	_________________________________

By:_________________________________
Brian Ross
Title:

Schedule 1 to Stock Option Agreement

Name of Optionee:

Date of grant of Option:

Number of shares of Common Stock:

Type of Option:

Exercise Price (per share):

Term: Subject to Section 3 of the Stock Option Agreement, this Option expires at 5:00 p.m. Eastern Time on ___________.

Vesting:

Exhibit A to Stock Option Agreement

[FORM FOR EXERCISE OF STOCK OPTION]

ACCELERIZE NEW MEDIA, INC.

Re: Exercise of Option under the Accelerize New Media, Inc. Stock Option Plan

Gentlemen:

I hereby elect to exercise the stock option granted to me pursuant and subject to the terms and conditions of the Stock Option Agreement between the Company and me dated as of _______, 200__ (the “Option Agreement”) by and to the extent of purchasing _____ shares of Common Stock, $.001 par value per share, of Accelerize New Media, Inc. (the “Company”) for the exercise price of $_____ per share.

Enclosed please find payment, in cash or in such other property as is permitted under the Accelerize New Media, Inc. Stock Option Plan (the “Plan”), of the purchase price for said shares. If I am making payment of any part of the purchase price by delivery of shares of Common Stock of the Company, I hereby confirm that I have investigated and considered the possible income tax consequences of making payments in that form. I agree to provide the Company an amount sufficient to satisfy the obligation of the Company to withhold certain taxes, as provided in Section 14 of the Option Agreement.

Also enclosed are executed letters concerning my investment intent representations.

I specifically confirm to the Company that the shares shall be held subject to all of the terms and conditions of the Option Agreement.

Very truly yours,

__________________________________
Date	(Signed by the Employee or other
party duly exercising option)

[Date]
ACCELERIZE NEW MEDIA, INC.

Gentlemen:

In connection with my acquisition of [Number] shares of the Common Stock, $.001 par value per share (the “Shares”), of Accelerize New Media, Inc. (the “Company”), from [from the Company at a price of [Amount] per share/from [Name of Seller] for a purchase price of [Amount] per share]/upon the exercise of a stock option at an exercise price of [Amount] per share], I hereby represent to the Company that I am acquiring the Shares to be purchased for my own account for investment and not with a view to, or for resale in connection with, any distribution thereof or the grant of any participation therein, and that I have no present intention of distributing or reselling any thereof, or granting any participation therein. My acquisition of the Shares will be a representation by me to the Company that I am then acquiring the Shares for my own account for investment with no intention of making any distribution thereof. I represent that I understand that there is no trading market for shares of the Company Common Stock, there is no assurance that such market will ever develop, and that any routine resales of the Shares made in reliance upon Rule 144 under the Securities Act of 1933 (the “Act”), if Rule 144 becomes available with respect to shares of the Company’s Common Stock, can be made only in limited amounts in accordance with the terms and conditions of that Rule, and as long as Rule 144 is not available with respect to the Shares, absent registration, compliance with Regulation A under the Act or some other exemption will be required for any resale. The Company is under no obligation to me to register the Shares under the Act, to comply with any exemption under the Act or to furnish me with any information necessary to enable me to sell shares of the Company’s Common Stock under Rule 144.

I represent that I fully understand the nature of the risks involved in purchasing the Shares, I am qualified by my own experience to evaluate investments of this type and I am able to bear the economic risks of this investment which may include a total loss of the investment or holding the shares indefinitely. I represent and warrant that I have determined that my investment is a suitable one for me to make in light of all the circumstances, further represent that I have had the opportunity to ask questions of and receive answers from the officers and other employees of the Company regarding the terms and conditions of this purchase as well as the affairs of the Company and related matters and that I have had the opportunity to obtain additional information necessary to verify the accuracy of the information so obtained.

I further represent that I have full authority to carry out this transaction without the consent of any other person.

_______________________________________
[Name]